Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File 333-224983) and Registration Statement on Form F-10 (File No. 333- 222085) of Trillium Therapeutics Inc., of our report dated March 7, 2019, with respect to the consolidated financial statements of Trillium Therapeutics Inc. as at and for the years ended December 31, 2018 and 2017.

/s/ Ernst & Young LLP
Toronto, Canada	Chartered Professional Accountants
March 11, 2019	Licensed Public Accountants